Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

Aug. 5, 2008	MEDIA CONTACT	Tom Shiel
	Phone:	704-382-2235
	24-Hour:	704-382-8333

	ANALYST CONTACT	Sean Trauschke
	Phone:	980-373-7905

Duke Energy Reports Second-Quarter 2008 Results

•	Adjusted diluted earnings per share total 27 cents, compared with 24 cents in the second quarter of 2007
•	Reported diluted EPS was 28 cents vs. 23 cents in second quarter of 2007
•	Combined adjusted segment EBIT results at U.S. Franchised Electric and Gas, Commercial Power and International improved $156 million or 26 percent, compared to the second quarter of 2007

CHARLOTTE, N.C. – Duke Energy today reported adjusted diluted earnings per share (EPS) of 27 cents for the second-quarter 2008, versus 24 cents for the same period last year.

Second-quarter 2008 reported diluted EPS was 28 cents, compared to 23 cents in second-quarter 2007.

Second-quarter 2008 results reflect continued strong performances by the company’s three largest segments, partially offset by a $113 million charge Duke Energy incurred related to impairments recorded by Crescent Resources. Of this amount, $100 million resulted from Crescent’s management decision to revise its business strategy and has been reflected as a special item.

“I’m very pleased that Duke Energy’s core operations continue to perform well despite challenging conditions caused by volatile fuel prices and economic uncertainty,” said Chairman, President and Chief Executive Officer James E. Rogers. “Despite this difficult environment, with our focus on executing our plans, we are positioned for continued success.”

Starting in the first-quarter 2008, Duke Energy began presenting adjusted earnings, which excludes the impacts of special items and discontinued operations, as well as the mark-to-market impacts of economic hedges in the Commercial Power segment. Prior to the first-quarter 2008, Duke Energy presented ongoing earnings, which excluded the impacts of special items and discontinued operations. For comparative purposes, ongoing earnings for prior periods have been revised to present results for all periods on the same adjusted earnings basis.

Special items and mark-to-market impacts of economic hedges in the Commercial Power segment affecting Duke Energy’s adjusted diluted EPS for the quarter include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	2Q2008 EPS Impact	2Q2007 EPS Impact
Second quarter 2008
• Mark-to-market impact of economic hedges	$107	$(38)	$0.05	—
• Crescent project impairments	$(100)	$39	$(0.05)	—
• Costs to achieve Cinergy merger	$(12)	$5	—	—

Second quarter 2007
• IT severance costs	$(12)	$4	—	$(0.01)
• Mark-to-market impact of economic hedges	$22	$(8)	—	$0.01
• Costs to achieve Cinergy merger	$(12)	$4	—	—
Total diluted EPS impact			—	—

Reconciliation of reported to adjusted diluted EPS for the quarter:

	2Q2008 EPS	2Q2007 EPS
Diluted EPS from continuing operations, as reported	$0.27	$0.24
Diluted EPS from discontinued operations, as reported	$0.01	$(0.01)
Diluted EPS, as reported	$0.28	$0.23
Adjustments to reported diluted EPS:
• Diluted EPS from discontinued operations	$(0.01)	$0.01
• Diluted EPS impact of special items and mark-to-market in Commercial Power	—	—
Diluted EPS, adjusted	$0.27	$0.24

BUSINESS UNIT RESULTS (ON A REPORTED BASIS)

U.S. Franchised Electric and Gas (USFE&G)

U.S. Franchised Electric and Gas (USFE&G) reported second-quarter 2008 segment EBIT from continuing operations of $503 million, compared with $452 million in the second quarter 2007. The EBIT increase over the prior year’s quarter was due primarily to the conclusion in the third quarter of 2007 of North Carolina clean air amortization, the substantial completion of rate credits in 2007 related to the Cinergy merger, and higher Allowance for Funds Used During Construction (AFUDC), including the impact of a favorable regulatory ruling in Indiana. Additionally, rates in the Midwest were higher primarily as a result of recovery of qualifying pollution control costs in Indiana.

These positive impacts were offset by higher operation and maintenance costs, driven primarily by planned generation outages. Also, USFE&G experienced lower retail rates resulting from the North Carolina 2007 rate review and higher depreciation expense.

Year-to-date segment EBIT from continuing operations for USFE&G was $1,140 million, compared to $1,026 million in 2007.

Commercial Power

Commercial Power reported second-quarter 2008 segment EBIT from continuing operations of $235 million, compared to $64 million in the second quarter 2007.

Commercial Power results increased primarily because of higher mark-to-market gains due to economic hedges, gains on the sale of emission allowances, lower purchase accounting expenses and improved operations. These positive impacts were partially offset by milder weather.

Year-to-date segment EBIT from continuing operations for Commercial Power was $381 million, compared to $77 million in 2007.

Duke Energy International (DEI)

Duke Energy International (DEI) reported second-quarter 2008 segment EBIT from continuing operations of $116 million, compared to $97 million in the second quarter 2007.

DEI’s improved results for the quarter were driven primarily by higher margins at National Methanol and favorable foreign exchange rates.

Year-to-date segment EBIT from continuing operations for DEI was $230 million, compared to $191 million in 2007.

Crescent Resources

Duke Energy’s ownership interest in Crescent Resources reported a $108 million equity earnings loss for the second-quarter 2008, compared to $17 million in positive equity earnings in the second quarter 2007. Lower current year results reflect $113 million in asset impairments primarily related to Crescent’s residential properties and joint venture projects. The impairments to the residential properties are the result of Crescent’s implementation of a revised business strategy developed for the purpose of accelerating property sales in connection with the June 2008 restructuring of the terms of its corporate credit facility.

Year-to-date, Duke Energy’s ownership interest in Crescent reported a loss of $106 million from equity earnings, compared with positive equity earnings of $19 million in 2007.

Other

Other primarily includes costs associated with corporate governance, costs-to-achieve the Cinergy merger and Duke Energy’s captive insurance company.

Other reported a second-quarter 2008 net expense from continuing operations of $81 million, compared to $66 million in the second-quarter 2007. The increase for the quarter was due primarily to higher captive insurance losses and increased benefits costs. These unfavorable variances were partially offset by reduced severance costs.

Year-to-date net expense from continuing operations for Other was $159 million, compared to $150 million in 2007.

INTEREST EXPENSE

Interest expense was $194 million for second-quarter 2008, compared to $159 million in the second-quarter 2007. The $35 million increase was due primarily to higher debt balances.

Year-to-date interest expense was $376 million, compared to $322 million in 2007.

INCOME TAX EXPENSE

Second-quarter 2008 income tax expense from continuing operations was $167 million, compared to $152 million in the second-quarter 2007. The effective tax rate for the quarter decreased to 33 percent from 34 percent in the prior year’s quarter. The increase in expense was primarily due to an increase in taxable income.

Year-to-date income tax expense from continuing operations was $389 million compared to $291 million in 2007.

Discontinued Operations

In second-quarter 2008, Discontinued Operations had after-tax income of $13 million, compared to an after-tax loss of $6 million in second quarter 2007. The variance is due primarily to the gain realized on the sale of a natural-gas fired peaking generating station located near Brownsville, Tenn. to Tennessee Valley Authority, which closed in April 2008.

Year-to-date, Discontinued Operations posted after-tax income of $15 million, compared to after-tax income of $14 million in 2007.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of Duke Energy’s ownership interests in continuing operations without regard to financing methods or capital structures.

Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment.

Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment EBIT (including adjusted equity earnings for Crescent Resources) and Other net expenses as a measure of historical and anticipated future segment and other performance. When used for future periods, adjusted segment EBIT and Other net expenses may also include any amounts that may be reported as discontinued operations. Adjusted segment EBIT and Other net expenses are non-GAAP financial measures, as they represent reported segment EBIT and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment EBIT and Other net expenses provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for adjusted segment EBIT or Other net expenses is reported segment EBIT or Other net expenses, which represents segment EBIT and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment EBIT or Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations for future periods.

Duke Energy, one of the largest electric power companies in the United States, supplies and delivers electricity to approximately 4.0 million U.S. customers in its regulated jurisdictions. The company has approximately 35,000 megawatts of electric generating capacity in the Midwest and the Carolinas, and natural gas distribution services in Ohio and Kentucky. In addition, Duke Energy has more than 4,000 megawatts of electric generation in Latin America, and is a joint-venture partner in a U.S. real estate company. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

An earnings conference call for analysts is scheduled for 10 a.m. ET on Tuesday, Aug. 5. The conference call can be accessed via the investors’ section (http://wwwqa.duke-energy.com/investors/default.asp) of Duke Energy’s Web site or by dialing 719-325-4762 outside the United States or 877-719-9788 in the United States. The confirmation code is 8431275. Please call in 10 to 15 minutes prior to the scheduled start time. A replay of the conference call will be available until Aug. 15, by dialing 719-457-0820 outside the United States or 888-203-1112 in the United States, with a confirmation code of 8431275. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site.

Forward-looking statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “target,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements; state, federal and foreign legislation and regulatory initiatives that affect cost and investment recovery, or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth in Duke Energy Corporation’s (Duke Energy) service territories; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of hurricanes, droughts, ice storms and tornadoes; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of credit worthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; the performance of electric generation and of projects undertaken by Duke Energy’s non-regulated businesses; construction and development risks associated with the completion of Duke Energy’s capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from ratepayers in a timely manner; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and the ability to successfully complete merger, acquisition or divestiture plans. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

JUNE 2008

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per-share amounts and where noted)	2008	2007	2008	2007
COMMON STOCK DATA
Earnings Per Share (from continuing operations)
Basic	$0.27	$0.24	$0.63	$0.51
Diluted	$0.27	$0.24	$0.63	$0.50
Earnings (Loss) per Share (from discontinued operations)
Basic	$0.01	$(0.01)	$0.02	$0.01
Diluted	$0.01	$(0.01)	$0.01	$0.01
Earnings Per Share
Basic	$0.28	$0.23	$0.65	$0.52
Diluted	$0.28	$0.23	$0.64	$0.51
Dividends Per Share	$0.45	$0.43	$0.67	$0.64
Weighted-Average Shares Outstanding
Basic	1,264	1,260	1,264	1,259
Diluted	1,268	1,267	1,267	1,267
INCOME
Operating Revenues	$3,229	$2,966	$6,566	$6,001

Total Reportable Segment EBIT	746	630	1,645	1,313
Other EBIT	(81)	(66)	(159)	(150)
Interest Expense	(194)	(159)	(376)	(322)
Interest Income and Other (a)	34	46	80	86
Income Tax Expense from Continuing Operations	(167)	(152)	(389)	(291)
Income (Loss) from Discontinued Operations, net of tax	13	(6)	15	14

Net Income	$351	$293	$816	$650

CAPITALIZATION
Total Common Equity			62%	63%
Total Debt			38%	37%
Total Debt			$13,288	$11,961
Book Value Per Share			$16.84	$16.21
Actual Shares Outstanding			1,265	1,260
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$778	$666	$1,653	$1,334
Commercial Power	163	136	277	226
International Energy	27	13	83	24
Other	95	30	139	70

Total Capital and Investment Expenditures	$1,063	$845	$2,152	$1,654

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas	$503	$452	$1,140	$1,026
Commercial Power	235	64	381	77
International Energy	116	97	230	191
Crescent	(108)	17	(106)	19

Total Reportable Segment EBIT	746	630	1,645	1,313
Other EBIT	(81)	(66)	(159)	(150)
Interest Expense	(194)	(159)	(376)	(322)
Interest Income and Other (a)	34	46	80	86

Consolidated Income From Continuing Operations Before Income Taxes	$505	$451	$1,190	$927

(a)	Other within Interest Income and Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.

Note: Certain 2007 amounts have been recast due to the reclassification of Synfuel operations to discontinued operations.

JUNE 2008

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except where noted)	2008	2007	2008	2007
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$2,402	$2,249	$5,003	$4,648
Operating Expenses	1,939	1,812	3,938	3,647
Gains (Losses) on Sales of Other Assets and Other, net	—	1	3	1
Other Income and Expenses, net	40	14	72	24

EBIT	$503	$452	$1,140	$1,026

Depreciation and Amortization	$333	$363	$665	$724
Duke Energy Carolinas GWh sales	21,036	20,870	43,091	42,412
Duke Energy Midwest GWh sales	15,018	15,396	31,294	31,808
Net Proportional MW Capacity in Operation			27,333	27,590
COMMERCIAL POWER (a)
Operating Revenues	$481	$451	$931	$831
Operating Expenses	282	395	605	757
Gains (Losses) on Sales of Other Assets and Other, net	32	—	46	(11)
Other Income and Expenses, net	4	8	9	14

EBIT	$235	$64	$381	$77

Depreciation and Amortization	$42	$43	$85	$84
Actual Plant Production, GWh	4,947	5,123	10,866	10,998
Net Proportional MW Capacity in Operation			7,550	8,100
INTERNATIONAL ENERGY
Operating Revenues	$334	$261	$623	$506
Operating Expenses	254	185	466	350
Gains (Losses) on Sales of Other Assets and Other, net	1	—	1	—
Other Income and Expenses, net	41	26	83	45
Minority Interest Expense	6	5	11	10

EBIT	$116	$97	$230	$191

Depreciation and Amortization	$21	$20	$42	$38
Sales, GWh	4,918	4,000	9,162	8,654
Proportional MW Capacity in Operation			4,010	3,940
CRESCENT
Equity in (Loss) Earnings of Unconsolidated Affiliates	$(108)	$17	$(106)	$19

EBIT	$(108)	$17	$(106)	$19

OTHER
Operating Revenues	$35	$55	$56	$91
Operating Expenses	127	134	221	234
Gains (Losses) on Sales of Other Assets and Other, net	—	(1)	1	(1)
Other Income and Expenses, net	8	12	1	(9)
Minority Interest Benefit	(3)	(2)	(4)	(3)

EBIT	$(81)	$(66)	$(159)	$(150)

Depreciation and Amortization	$22	$13	$39	$26
(a)	Excludes the results of Synfuel operations, which have been reclassified to discontinued operations for the three and six months ended June 30, 2007.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Operating Revenues	$3,229	$2,966	$6,566	$6,001
Operating Expenses	2,579	2,476	5,183	4,912
Gains (Losses) on Sales of Other Assets and Other, net	33	1	51	(10)

Operating Income	683	491	1,434	1,079

Other Income and Expenses, net	14	120	131	173
Interest Expense	194	159	376	322
Minority Interest (Benefit) Expense	(2)	1	(1)	3

Income From Continuing Operations Before Income Taxes	505	451	1,190	927
Income Tax Expense from Continuing Operations	167	152	389	291

Income From Continuing Operations	338	299	801	636
Income (Loss) From Discontinued Operations, net of tax	13	(6)	15	14

Net Income	$351	$293	$816	$650

Common Stock Data
Weighted-average shares outstanding
Basic	1,264	1,260	1,264	1,259
Diluted	1,268	1,267	1,267	1,267
Earnings per share (from continuing operations)
Basic	$0.27	$0.24	$0.63	$0.51
Diluted	$0.27	$0.24	$0.63	$0.50
Earnings per share (from discontinued operations)
Basic	$0.01	$(0.01)	$0.02	$0.01
Diluted	$0.01	$(0.01)	$0.01	$0.01
Earnings per share
Basic	$0.28	$0.23	$0.65	$0.52
Diluted	$0.28	$0.23	$0.64	$0.51
Dividends per share	$0.45	$0.43	$0.67	$0.64

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	June 30, 2008	December 31, 2007
ASSETS
Current Assets	$5,284	$4,916
Investments and Other Assets	11,278	11,199
Net Property, Plant and Equipment	32,465	31,110
Regulatory Assets and Deferred Debits	2,571	2,461

Total Assets	$51,598	$49,686

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Current Liabilities	$4,959	$5,698
Long-term Debt	11,647	9,498
Deferred Credits and Other Liabilities	13,502	13,110
Minority Interests	189	181
Common Stockholders' Equity	21,301	21,199

Total Liabilities and Common Stockholders' Equity	$51,598	$49,686

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Six Months Ended June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$816	$650
Adjustments to reconcile net income to net cash provided by operating activities	879	762

Net cash provided by operating activities	1,695	1,412

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(2,527)	(1,181)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	871	(568)

Net increase (decrease) in cash and cash equivalents	39	(337)
Cash and cash equivalents at beginning of period	678	948

Cash and cash equivalents at end of period	$717	$611

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

	Quarter To Date June 30,			Year To Date June 30,
	2008	2007 (1)	% Inc.(Dec.)	2008	2007 (1)	% Inc.(Dec.)
GWH Sales
Residential	5,729	5,732	(0.0%)	13,228	13,074	1.2%
General Service	6,629	6,651	(0.3%)	13,078	12,994	0.6%
Industrial – Textile	1,177	1,337	(12.0%)	2,289	2,580	(11.3%)
Industrial – Other	4,631	4,772	(3.0%)	9,006	9,114	(1.2%)

Total Industrial	5,808	6,109	(4.9%)	11,295	11,694	(3.4%)
Other Energy Sales	71	70	1.3%	142	139	1.7%
Regular Resale	393	381	3.2%	818	775	5.7%

Total Regular Sales Billed	18,630	18,943	(1.6%)	38,561	38,676	(0.3%)
Special Sales	1,653	1,420	16.3%	4,177	3,521	18.6%

Total Electric Sales	20,283	20,363	(0.4%)	42,738	42,197	1.3%
Unbilled Sales	753	507	48.6%	353	215	64.3%

Total Consolidated Electric Sales – Carolinas	21,036	20,870	0.8%	43,091	42,412	1.6%
Average Number of Customers
Residential	2,008,917	1,975,945	1.7%	2,006,703	1,971,596	1.8%
General Service	331,299	328,635	0.8%	330,890	327,514	1.0%
Industrial – Textile	672	726	(7.4%)	676	733	(7.8%)
Industrial – Other	6,542	6,541	0.0%	6,551	6,551	0.0%

Total Industrial	7,214	7,267	(0.7%)	7,227	7,284	(0.8%)
Other Energy Sales	13,656	13,414	1.8%	13,618	13,386	1.7%
Regular Resale	21	21	0.0%	21	21	0.0%

Total Regular Sales	2,361,107	2,325,282	1.5%	2,358,459	2,319,801	1.7%
Special Sales	31	37	(16.2%)	37	36	2.8%

Total Avg Number of Customers – Carolinas	2,361,138	2,325,319	1.5%	2,358,496	2,319,837	1.7%

(1) Amounts for prior periods have been recast to eliminate separate presentation of Nantahala amounts following the elimination of separate rates for Nantahala customers effective January 1, 2008.

Heating and Cooling Degree Days
Actual
Heating Degree Days	216	261	(17.3%)	1,895	1,860	1.9%
Cooling Degree Days	544	507	7.2%	546	538	1.5%
Variance from Normal
Heating Degree Days	(4.6%)	9.9%	n/a	(1.0%)	(5.9%)	n/a
Cooling Degree Days	21.3%	9.8%	n/a	20.5%	15.3%	n/a

Duke Energy – Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

	Quarter To Date June 30,			Year To Date June 30,
	2008	2007	% Inc.(Dec.)	2008	2007	% Inc.(Dec.)
GWH Sales
Residential	3,651	3,854	(5.3%)	9,153	9,201	(0.5%)
General Service	4,365	4,490	(2.8%)	8,917	8,861	0.6%
Industrial	4,293	4,632	(7.3%)	8,580	9,012	(4.8%)
Other Energy Sales	43	43	0.0%	87	87	0.0%

Total Regular Electric Sales Billed	12,352	13,019	(5.1%)	26,737	27,161	(1.6%)
Special Sales	2,433	1,932	25.9%	4,613	4,564	1.1%

Total Electric Sales Billed – Midwest	14,785	14,951	(1.1%)	31,350	31,725	(1.2%)
Unbilled Sales	233	445	(47.6%)	(56)	83	(167.5%)

Total Electric Sales – Midwest	15,018	15,396	(2.5%)	31,294	31,808	(1.6%)
Average Number of Customers
Residential	1,402,355	1,398,052	0.3%	1,407,411	1,401,093	0.5%
General Service	184,745	183,580	0.6%	184,791	183,313	0.8%
Industrial	5,605	5,666	(1.1%)	5,613	5,669	(1.0%)
Other Energy	3,995	3,783	5.6%	3,972	3,752	5.9%

Total Regular Sales	1,596,700	1,591,081	0.4%	1,601,787	1,593,827	0.5%
Special Sales	37	35	5.7%	38	30	26.7%

Total Avg Number Electric Customers – Midwest	1,596,737	1,591,116	0.4%	1,601,825	1,593,857	0.5%
Heating and Cooling Degree Days*
Actual
Heating Degree Days	242	304	(20.4%)	2,527	2,475	2.1%
Cooling Degree Days	290	444	(34.7%)	290	459	(36.8%)
Variance from Normal
Heating Degree Days	1.7%	21.7%	n/a	9.1%	7.8%	n/a
Cooling Degree Days	0.0%	53.1%	n/a	(1.0%)	56.7%	n/a

*	Reflects HDD and CDD for Duke Energy – Indiana, Duke Energy – Ohio and Duke Energy – Kentucky

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

June 2007 Quarter-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		IT Severance Costs		Economic Hedges (Mark-to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$452	$—		$—		$—		$—		$—	$452
Commercial Power	42	—		—		22	B	—		22	64
International Energy	97	—		—		—		—		—	97
Crescent	17	—		—		—		—		—	17

Total reportable segment EBIT	608	—		—		22		—		22	630
Other	(42)	(12	) A	(12	) A	—		—		(24)	(66)

Total reportable segment EBIT and other EBIT	$566	$(12)		$(12)		$22		$—		$(2)	$564
Interest Expense	(159)	—		—		—		—		—	(159)
Interest Income and Other	46	—		—		—		—		—	46
Income Taxes from Continuing Operations	(152)	4		4		(8)		—		—	(152)
Discontinued Operations, net of taxes	—	—		—		—		(6	) C	(6)	(6)

Net Income	$301	$(8)		$(8)		$14		$(6)		$(8)	$293

EARNINGS PER SHARE, BASIC	$0.24	$—		$(0.01)		$0.01		$(0.01)		$(0.01)	$0.23

EARNINGS PER SHARE, DILUTED	$0.24	$—		$(0.01)		$0.01		$(0.01)		$(0.01)	$0.23

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – $5 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $27 million gain recorded within Fuel used in electric generation and purchased power (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,260
Diluted	1,267
*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

June 2007 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Convertible Debt Costs, Gas Spin-off		Costs to Achieve, Cinergy Merger		IT Severance Costs		Economic Hedges (Mark-to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$1,026	$—		$—		$—		$—		$—		$—	$1,026
Commercial Power	81	—		—		—		(4	) B	—		(4)	77
International Energy	191	—		—		—		—		—		—	191
Crescent	19	—		—		—		—		—		—	19

Total reportable segment EBIT	1,317	—		—		—		(4)		—		(4)	1,313
Other	(94)	(21	) D	(23	) A	(12	) A	—		—		(56)	(150)

Total reportable segment EBIT and other EBIT	$1,223	$(21)		$(23)		$(12)		$(4)		$—		$(60)	$1,163
Interest Expense	(322)	—		—		—		—		—		—	(322)
Interest Income and Other	86	—		—		—		—		—		—	86
Income Taxes from Continuing Operations	(305)	—		8		4		2		—		14	(291)
Discontinued Operations, net of taxes	—	—		—		—		—		14	C	14	14

Net Income	$682	$(21)		$(15)		$(8)		$(2)		$14		$(32)	$650

EARNINGS PER SHARE, BASIC	$0.55	$(0.02)		$(0.01)		$(0.01)		$—		$0.01		$(0.03)	$0.52

EARNINGS PER SHARE, DILUTED	$0.54	$(0.02)		$(0.01)		$(0.01)		$—		$0.01		$(0.03)	$0.51

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – $49 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $45 million gain recorded within Fuel used in electric generation and purchased power (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Other income and expenses, net (Other Income and Expenses, net) on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,259
Diluted	1,267
*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

June 2008 Quarter-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Project Impairments		Economic Hedges (Mark-to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$503	$—		$—		$—		$—		$—	$503
Commercial Power	128	—		—		107	B	—		107	235
International Energy	116	—		—		—		—		—	116
Crescent	(8)	—		(100	) D	—		—		(100)	(108)

Total reportable segment EBIT	739	—		(100)		107		—		7	746
Other	(69)	(12	) A	—		—		—		(12)	(81)

Total reportable segment and Other EBIT	$670	$(12)		$(100)		$107		$—		$(5)	$665
Interest Expense	(194)	—		—		—		—		—	(194)
Interest Income and Other	34	—		—		—		—		—	34
Income Taxes from Continuing Operations	(173)	5		39		(38)		—		6	(167)
Discontinued Operations, net of taxes	—	—		—		—		13	C	13	13

Net Income	$337	$(7)		$(61)		$69		$13		$14	$351

EARNINGS PER SHARE, BASIC	$0.27	$—		$(0.05)		$0.05		$0.01		$0.01	$0.28

EARNINGS PER SHARE, DILUTED	$0.27	$—		$(0.05)		$0.05		$0.01		$0.01	$0.28

Note 1 – Amounts for special items are presented net of any related minority interest.

A – $6 million recorded in Operation, maintenance and other and $6 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $20 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $87 million gain recorded within Fuel used in electric generation and purchased power (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Equity in (loss) earnings of unconsolidated affiliates on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,264
Diluted	1,268
*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

June 2008 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Project Impairments		Economic Hedges (Mark-to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$1,140	$—		$—		$—		$—		$—	$1,140
Commercial Power	227	—		—		154	B	—		154	381
International Energy	230	—		—		—		—		—	230
Crescent	(6)	—		(100	) D	—		—		(100)	(106)

Total reportable segment EBIT	1,591	—		(100)		154		—		54	1,645
Other	(136)	(23	) A	—		—		—		(23)	(159)

Total reportable segment and Other EBIT	$1,455	$(23)		$(100)		$154		$—		$31	$1,486
Interest Expense	(376)	—		—		—		—		—	(376)
Interest Income and Other	80	—		—		—		—		—	80
Income Taxes from Continuing Operations	(382)	9		39		(55)		—		(7)	(389)
Discontinued Operations, net of taxes	—	—		—		—		15	C	15	15

Net Income	$777	$(14)		$(61)		$99		$15		$39	$816

EARNINGS PER SHARE, BASIC	$0.61	$(0.01)		$(0.05)		$0.08		$0.02		$0.04	$0.65

EARNINGS PER SHARE, DILUTED	$0.61	$(0.01)		$(0.05)		$0.08		$0.01		$0.03	$0.64

Note 1 – Amounts for special items are presented net of any related minority interest.

A – $12 million recorded in Operation, maintenance and other and $11 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $9 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $145 million gain recorded within Fuel used in electric generation and purchased power (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Equity in (loss) earnings of unconsolidated affiliates on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,264
Diluted	1,267

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.